Exhibit 99.3

KIMBERLY-CLARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED OPERATIONS BY BUSINESS SEGMENT
Net Sales (Millions of dollars)

	2004
	Nine Months Ended Sept. 30	Third Quarter	Second Quarter	First Quarter
Personal Care	$4,465.5	$1,494.1	$1,491.3	$1,480.1
Consumer Tissue	3,925.3	1,323.4	1,259.9	1,342.0
Business-to-Business	2,951.8	1,014.7	995.4	941.7
Intersegment Sales	(160.8)	(49.2)	(59.3)	(52.3)

Consolidated Total	$11,181.8	$3,783.0	$3,687.3	$3,711.5

	2003
	Year Ended Dec. 31	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Personal Care	$5,652.9	$1,408.4	$1,432.1	$1,427.1	$1,385.3
Consumer Tissue	5,046.7	1,357.1	1,278.1	1,189.0	1,222.5
Business-to-Business	3,477.7	895.3	891.1	886.7	804.6
Intersegment Sales	(151.0)	(37.7)	(39.0)	(38.6)	(35.7)

Consolidated Total	$14,026.3	$3,623.1	$3,562.3	$3,464.2	$3,376.7

	Year Ended December 31
	2002	2001	2000
Personal Care	$5,485.5	$5,523.2	$5,299.7
Consumer Tissue	4,635.2	4,381.3	4,067.6
Business-to-Business	3,256.7	3,178.9	3,276.0
Intersegment Sales	(145.9)	(159.8)	(174.8)

Consolidated Total	$13,231.5	$12,923.6	$12,468.5

KIMBERLY-CLARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED OPERATIONS BY BUSINESS SEGMENT
Operating Profit (Millions of dollars)

	2004
	Nine Months Ended Sept. 30	Third Quarter	Second Quarter	First Quarter
Personal Care	$941.7	$292.0	$323.2	$326.5
Consumer Tissue	579.9	196.2	181.4	202.3
Business-to-Business	482.3	169.3	172.4	140.6
Other income (expense), net	(37.6)	(8.6)	(14.5)	(14.5)
Unallocated (a)	(101.3)	(32.0)	(37.8)	(31.5)

Consolidated Total	$1,865.0	$616.9	$624.7	$623.4

	2003
	Year Ended Dec. 31	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Personal Care	$1,221.0	$316.6	$308.3	$304.2	$291.9
Consumer Tissue	728.2	196.7	161.9	167.5	202.1
Business-to-Business	602.8	157.1	159.4	160.8	125.5
Other income (expense), net	(112.5)	(34.7)	(21.3)	(21.0)	(35.5)
Unallocated (a)	(107.9)	(34.5)	(24.3)	(25.3)	(23.8)

Consolidated Total	$2,331.6	$601.2	$584.0	$586.2	$560.2

	Year Ended December 31
	2002	2001	2000
Personal Care	$1,157.1	$1,164.8	$1,245.5
Consumer Tissue	807.3	741.6	656.9
Business-to-Business	574.9	533.8	599.2
Other income (expense), net	(73.7)	(83.4)	104.5
Unallocated (a)	(97.3)	(83.9)	(98.2)

Consolidated Total	$2,368.3	$2,272.9	$2,507.9

(a) Unallocated consists of income and expenses not associated with the business segments.